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EXHIBIT 23.3


                        CONSENT OF GRANT THORNTON UK LLP,
                               REGISTERED AUDITORS
                              CHARTERED ACCOUNTANTS


The Board of Directors
Emrise Corporation

We have issued our report dated 26 May 2005 accompanying the consolidated financial statements of Pascall Electronic (Holdings) Limited and its subsidiary undertakings as of and for the periods from 1 April 2004 to 18 March 2005 and the twelve months ended 31 March 2004 included in Amendment No. 3 to the Registration Statement on Form S-1 (Registration No. 333-122394) of Emrise Corporation. We hereby consent to the use of said report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

GRANT THORNTON UK LLP
REGISTERED AUDITORS
CHARTERED ACCOUNTANTS

Northampton, England
15 June 2005